Exhibit 99.1

SAFETY INSURANCE GROUP, INC. ANNOUNCES BOARD OF DIRECTOR UPDATES

Continued Refreshment and Enhancement of Safety’s Board of Directors

Boston, Massachusetts, April 5, 2023. Safety Insurance Group, Inc. (NASDAQ: SAFT) (“Safety” or the “Company”) announced today the retirement of David F. Brussard and the appointments of Charles J. Brophy III and Dennis J. Langwell, effective May 17, 2023, at the upcoming annual meeting of stockholders (the “Annual Meeting”).

Board Retirement

Today, Mr. Brussard, the current Chairperson of the Board, informed the Company of his intention to retire from the Board of Directors at the end of his term, and not seek re-election at the Annual Meeting. Mr. Brussard served as the President and Chief Executive Officer from 2001 until his retirement in March of 2016.

“David has been instrumental in building Safety Insurance into a leading property and casualty writer in New England. We are grateful for his significant contributions and wish him well in his future endeavors. Personally, David has been a great mentor to me both as previous CEO and as the Chairman of the Board.” said George M. Murphy, President and Chief Executive Officer of Safety.

With the retirement of Mr. Brussard, the Board of Directors has elected Mr. Murphy to serve as the Chairman of the Board, effective May 17, 2023, in addition to continuing as CEO and President. “Mr. Murphy has led Safety to continued success over his tenure, consistently generating positive underwriting results, while growing the surplus of the insurance entities. He has been an integral member of the Board and is well suited to serve as Chairman and continue our goal of providing long-term value to shareholders through the return of capital and growth of book value”, commented Thalia Meehan, Lead Independent Director.

Board Expansion and Appointments

Today, the Board of Directors voted to expand the Board to eight members. With the appointments of two new members, Mr. Brophy and Mr. Langwell, the Board of Directors continues the Company’s previously announced refreshment process. As of the 2023 Annual Meeting, six of the Company’s eight directors will have joined the Board within the past five and a half years.

Mr. Brophy joins the Board with over 30 years of experience in the insurance industry.  He currently serves as the Regional President (US East) of HUB International and has extensive commercial and personal sales development and management experience.  The 2016 Massachusetts Insurance Professional of the Year, Mr. Brophy has led significant growth at HUB International, New England and has led numerous acquisitions of independent agencies and other service entities that add to the products and offerings available to its clients.

Mr. Langwell joins the Board after over 25 years with Liberty Mutual Insurance, a Fortune 100 company, where he held various executive, strategic, and financial positions, until his retirement in 2021.  His most recent position was Vice Chairman of Insurance Operations. Prior to that he was the President of Global Risk Solutions where he led the company’s $15 billion global commercial insurance business.  He also previously served as Executive Vice President and Chief Financial Officer of the overall Liberty Mutual organization from 2003 to 2018.  As CFO, he guided strategy to ensure financial stability and profitability and oversaw nearly 20 acquisitions that assisted the organization in achieving significant premium growth.

Mary C. Moran, Chairperson of the Nominating and Governance Committee commented, “Over the past three years, Safety has added five new Board members after a committed refreshment process that adds a variety of skill sets. Our searches have cast a wide net that has allowed us to add experts in the insurance, finance, legal, governance, and management areas. Mr. Brophy and Mr. Langwell bring strong insurance and financial backgrounds that support our efforts as a leading independent agent insurance carrier in New England. The Board and I are looking forward to their contributions and we believe the Company will benefit significantly from their expertise as we work to drive value for stockholders.”

About Charles J. Brophy

Charles J. Brophy is the Regional President (US East) of HUB International. He has over 30 years of experience in the insurance industry and has extensive commercial and personal sales development and management experience.  Mr. Brophy joined HUB International when the company acquired C.J McCarthy agency, an independent New England insurance agency.

Over his 22 years with HUB International, he has led significant growth from an agency with commission revenue of $12 million and 50 employees into their current insurance agency with over $225 million in commission revenue and 800 employees operating in Massachusetts, Connecticut, Maine, Rhode Island and Vermont.  Mr. Brophy has been involved in numerous acquisitions of independent agencies and other service entities that add to the products and offerings that HUB International makes available to its clients.  Prior to joining HUB International, Mr. Brophy was a director at Bain Hogg Robinson, LLC and began his career in commercial lines underwriting with the Travelers Insurance Company.

Mr. Brophy was the 2016 Massachusetts Insurance Professional of the Year and has served on various Advisory Councils for the Hartford Insurance Group, Arbella Mutual Insurance, and Hanover Insurance Group. He is also a board member at the Insurance Library Association of Boston.

About Dennis J. Langwell

Dennis J. Langwell served as President of Global Risk Solutions in addition to Executive Vice President and Chief Financial Officer at Liberty Mutual Insurance. As CFO, he guided strategy to ensure financial stability and profitability and oversaw nearly 20 acquisitions that assisted the organization in growing their premium from $15 billion to $42 billion.  In addition to leading Liberty’s corporate accounting and reporting, he was active in the organization’s reinsurance purchasing, corporate actuarial, taxes and merger and acquisition areas.  He collaborated with the board of directors on a range of topics including the creation of a framework for a risk committee that leveraged the organizations Enterprise Risk Management function.  Mr. Langwell began his career with KPMG and has over 38 years of insurance and finance experience at different carriers.

Mr. Langwell serves as a trustee for Providence College, where he received his Bachelor of Science in Accounting.  Mr. Langwell qualifies as an “Audit Committee Financial Expert” as defined by the U.S. Securities and Exchange Committee rules.

About Safety

Safety Insurance Group, Inc., based in Boston, MA, is the parent of Safety Insurance Company, Safety Indemnity Insurance Company, Safety Property and Casualty Insurance Company, Safety Northeast Insurance Company, and Safety Northeast Insurance Agency. Operating exclusively in Massachusetts, New Hampshire, and Maine, Safety is a leading writer of property and casualty insurance products, including private passenger automobile, commercial automobile, homeowners, dwelling fire, umbrella and business owner policies.

Additional Information: Press releases, announcements, U. S. Securities and Exchange Commission (“SEC”) Filings and investor information are available under “About Safety,” “Investor Information” on our Company website located at www.SafetyInsurance.com. Safety filed its December 31, 2022 Form 10-K with the SEC on February 28, 2023 (“2022 Form 10-K”) and urges shareholders to refer to this document for more complete information concerning Safety’s financial results.

Contacts:

Safety Insurance Group, Inc.

Office of Investor Relations

877-951-2522

InvestorRelations@SafetyInsurance.com

Cautionary Statement under "Safe Harbor" Provision of the Private Securities Litigation Reform Act of 1995:

This press release contains, and Safety may from time to time make, written or oral "forward-looking statements" within the meaning of the U.S. federal securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “aim,” “projects,” or words of similar meaning and expressions that indicate future events and trends, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may”. All statements that address expectations or projections about the future, including statements about the Company’s strategy for growth, product development, market position, expenditures and financial results, are forward-looking statements.

Forward-looking statements are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. There are a number of factors, many of which are beyond our control, that could cause actual future conditions, events, results or trends to differ significantly and/or materially from historical results or those projected in the forward-looking statements. These factors include but are not limited to:

●	The competitive nature of our industry and the possible adverse effects of such competition;
●	Conditions for business operations and restrictive regulations in Massachusetts;
●	The possibility of losses due to claims resulting from severe weather;
●	The impact of inflation and supply chain delays on loss severity;
●	The possibility that the Commissioner of Insurance may approve future rule changes that change the operation of the residual market;
●	The possibility that existing insurance-related laws and regulations will become further restrictive in the future;
●	The impact of investment, economic and underwriting market conditions, including interest rates and inflation;
●	Our possible need for and availability of additional financing, and our dependence on strategic relationships, among others;
●	Other risks and factors identified from time to time in our reports filed with the SEC, such as those set forth under the caption “Risk Factors” in our Form 10-K for the year ended December 31, 2022 filed with the SEC on February 28, 2023.

We are not under any obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events, or otherwise. You should carefully consider the possibility that actual results may differ materially from our forward-looking statements.